Filed by Chanticleer Holdings, Inc.
Pursuant to Rule 425 of the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Sonnet BioTherapeutics, Inc.
Commission File No.: 001-35570

Exhibit 99.1

Chanticleer Holdings Announces Merger Agreement with Sonnet
BioTherapeutics to Advance Pipeline of Novel Immune Therapeutics

- Transaction to Accelerate Sonnet’s Growing Pipeline of Oncology Candidates -

- Initiation of Two New Clinical Programs Expected in 2020 –

- Strategic Expansion of Sonnet’s Proprietary Platform –

- Chanticleer to Spin-Off Existing Operations -

CHARLOTTE, North Carolina and PRINCETON, New Jersey, October 10, 2019 (GLOBENEWSWIRE) — Chanticleer Holdings, Inc. (Nasdaq: BURG) and Sonnet BioTherapeutics, Inc., a privately-held clinical stage biopharmaceutical company developing innovative targeted biologic drugs, announced today they have entered into a definitive merger agreement under which the shareholders of Sonnet will become the majority owners of Chanticleer’s outstanding common stock as more fully described below upon the closing of the merger. Subject to shareholder approval by both Chanticleer and Sonnet and approval of the Nasdaq Stock Market, the proposed merger will result in a publicly-traded company operating under the Sonnet name under the proposed Nasdaq ticker symbol “SONN” that will focus on advancing Sonnet’s pipeline of oncology candidates and the strategic expansion of Sonnet’s technology platform into other human diseases.

“This merger is an exciting next step for Sonnet that complements Sonnet’s committed financing of up to $100 million and further supports our commitment to advancing our novel oncology product candidates with the ultimate goal of overcoming persistent challenges in cancer care,” said Pankaj Mohan, PhD, Founder and Chief Executive Officer of Sonnet. “As we become a publicly-traded entity, we look forward to accelerating the execution of our proprietary platform technology for innovating immune therapeutics that includes our pipeline of clinical and pre-clinical therapeutic candidates.”

“The transaction with Sonnet comes after a thorough review of Chanticleer’s current operations and strategic alternatives,” commented Mike Pruitt, Chairman and Chief Executive Officer of Chanticleer. “The decision by our management and board to choose Sonnet to be our merger partner will allow our shareholders to participate in a dynamic company with a robust pipeline, backed by a sizeable commitment from an institutional investor to continue the development of the drug candidates.”

“Additionally, as part of this transaction Chanticleer will spin-off its current restaurant operations into a newly created entity to be owned by the current Chanticleer stockholders. The spin-off entity intends to seek quotation or listing of its common stock as soon as practicable. Fred, Patrick, Troy and I continue to be optimistic in the direction of our Better Burger business and the success of the numerous initiatives we have taken as a company thus far in 2019 to enhance delivery, technology, customer loyalty and the focus of building a leading culture for our employees. We believe this new company platform will have a balance sheet and overhead structure which is better suited for a growing restaurant company that will allow scalability we have been seeking both organically and through acquisitions to become a leader in the Better Burger Segment,” continued Mr. Pruitt.

“Furthermore, with the participation of the current shareholders of Chanticleer in the publicly traded shares of Sonnet, our current shareholders will not only maintain their ongoing investment in the restaurant business but will also have potential upside from the potential growth and expansion of Sonnet,” concluded Mr. Pruitt.

Sonnet’s proprietary FHAB™ (Fully Human Albumin Binding) technology utilizes a fully human single chain antibody fragment (scFv) linked to either one or two therapeutic molecules capable of affecting targeted single- or bi-specific mechanisms of action. As its name suggests, the FHAB construct contains a domain that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to tumors and sites of inflammation, as well as extending therapeutic half-life. Sonnet’s platform comprises experience in the biology of cytokines, a class of cell signaling peptides that, among other important functions, serve as immunomodulatory agents with potent anti-cancer properties.

Sonnet’s pipeline of therapeutic compounds is currently focused on oncology indications of high unmet medical needs. Sonnet’s lead product candidate, SON-080, is a fully human version of low dose Interleukin-6 (IL-6) that has successfully completed Phase I trials and is expected to advance to a pilot clinical efficacy study during the first half of 2020 in chemotherapy-induced peripheral neuropathy (CIPN), a common side effect of antineoplastic cancer regimens with blockbuster commercial potential.

Sonnet’s most advanced FHAB-derived compound, SON-1010 (IL12-FHAB), utilizes a fully human version of Interleukin-12 (IL-12) that will also be linked to FHAB in Sonnet’s first bi-specific construct, SON-1210 (IL15-FHAB-IL12), with fully human Interleukin-15 (IL-15). Both of these compounds are being developed for undisclosed solid tumor indications and are expected to enter Phase I clinical trials during 2020 and 2021, respectively. In the discovery pipeline, the company is investigating SON-2014 (GMcSF-FHAB-IL18), a bi-specific combination of Granulocyte-Macrophage Colony Stimulating Factor (GM-CSF) and Interleukin-18 (IL-18) for undisclosed cancers, as well SON-3015 (anti-IL6-FHAB-anti-TGFβ), a bi-specific combination of anti-IL6 and anti-Tumor Growth Factor Beta for tumor and bone metastases.

“Our vision is to leverage our FHAB platform to innovate immune therapeutic products with better safety and efficacy,” said John Cini, PhD, Sonnet’s Chief Scientific Officer. “We believe our most advanced candidate, SON-080, represents a highly differentiated, disease-modifying treatment for CIPN, an indication of high unmet medical need. Behind SON-080, we have pipeline of distinguished biologic new molecular entities that we believe has the potential to change the cancer treatment landscape and positively impact the lives of patients and their families.”

Proposed Transaction Detail

Immediately following the closing of the merger, the former Sonnet shareholders will hold approximately 94% of the outstanding shares of common stock of the combined company and the shareholders of Chanticleer prior to the merger will retain ownership of approximately 6% of the outstanding shares of Chanticleer. In addition, the spin-off entity will receive a five year warrant to purchase approximately 2% of the number of shares issued and outstanding of the Chanticleer at the time of completion of the merger  at a purchase price of $0.01 per share. Additionally, terms of the merger include a payment of $6,000,000 to Chanticleer from Sonnet, a portion of which is intended to repay certain of Chanticleer’s outstanding indebtedness in conjunction with a spin-off of all of the existing Chanticleer assets and liabilities. The balance of this payment will be retained by the spin-off entity for working capital and general corporate purposes.

Upon completion of the merger, Chanticleer will change its name to Sonnet BioTherapeutics Holdings, Inc. and the existing Sonnet board will lead the merged company and Dr. Pankaj Mohan will serve as the Chairman and Chief Executive Officer.

Chardan Capital Markets is acting as exclusive advisor to Sonnet on the proposed transaction and Lowenstein Sandler LLP is acting as legal counsel. Libertas Law Group is acting as legal counsel to Chanticleer and K&L Gates LLP is acting as special tax counsel.

Conference Call Information

Chanticleer and Sonnet will co-host a conference call to discuss the proposed merger on October 11, 2019, at 8:30 a.m. Eastern Time.

To access the live conference call, please dial 1-877-407-0784 from the U.S. and Canada or 1-201-689-8560 internationally and provide the conference ID “13695442” five to ten minutes before the start of the call. A live audio webcast of the presentation will also be available on the “Investor Relations” page of the Chanticleer website. A replay of the webcast will be archived on Chanticleer website for approximately 30 days following the call.

About Sonnet BioTherapeutics, Inc.

Headquartered in Princeton, NJ, Sonnet BioTherapeutics is a clinical stage biotechnology company with a proprietary platform for innovating biologic drugs with single- or bi-specific mechanisms of action. Known as FHAB™ (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. FHAB™ is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies and vaccines.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Chanticleer and Sonnet intend to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Investors and security holders of Chanticleer and Sonnet are urged to read these materials when they become available because they will contain important information about Chanticleer, Sonnet and the proposed merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Chanticleer with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Chanticleer by directing a written request to: Chanticleer Holdings, c/o Michael D. Pruitt, Chief Executive Officer, 7621 Little Avenue, Suite 414, Charlotte, NC 28226. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Chanticleer and its directors and executive officers and Sonnet and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Chanticleer in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Chanticleer and their ownership of shares of Chanticleer’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on April 1, 2019, and in subsequent documents filed with the SEC, including the joint proxy statement/prospectus referred to above. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the proposed merger, by security holdings or otherwise, will also be included in the joint prospectus/proxy statement and other relevant materials to be filed with the SEC when they become available. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Chief Executive Officer at Chanticleer at the address described above.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Chanticleer and Sonnet generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Chanticleer and Sonnet have based these forward-looking statements largely on their then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Chanticleer’s and Sonnet’s control. Chanticleer’s and Sonnet’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Chanticleer’s ability to obtain the shareholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in Chanticleer’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Chanticleer from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Chanticleer nor Sonnet can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Chanticleer and Sonnet undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Sonnet BioTherapeutics Investor Contact	Chanticleer Holdings Investor Contact

Alan Lada	Jason Assad
Solebury Trout	Chanticleer Holdings
617-221-8006	678-570-6791
alada@soleburytrout.com	ja@chanticleerholdings.com

Source: Sonnet BioTherapeutics, Inc.